As filed with the Securities and Exchange Commission on January 27, 2005

Registration No.___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DWANGO NORTH AMERICA CORP.
(Exact name of registrant as specified in its charter)
Nevada	84-1407365
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 West Mercer Street, Suite 501, Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

DWANGO NORTH AMERICA CORP. 2003 EQUITY INCENTIVE PLAN
(Full title of the Plan)

Rick J. Hennessey, Chief Executive Officer
Dwango North America Corp.
200 West Mercer Street, Suite 501
Seattle, Washington 98119
(Name and address of agent for service)

(206) 832-0600
(Telephone number, including area code, of agent for service)

copy to:
Gary T. Moomjian, Esq.
Moomjian & Waite, LLP
100 Jericho Quadrangle
Jericho, New York 11753
(516) 937-5900

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001, issuable upon exercise of outstanding options	3,853,327	1.40(3)	5,394,658	$634.95
Common Stock, par value $.001, reserved for future grants	2,146,673	1.59(4)	3,413,210	$402.76
Total				$1,037.71

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered hereby such indeterminable number of additional shares of common stock as may become issuable pursuant to anti-dilution provisions contained in the 2003 Equity Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	Computed in accordance with Rule 457(h) under the Securities Act based on the weighted average per share exercise price of outstanding options granted under the Plan.

(4)	Computed in accordance with Rule 457(h) and 457(c) of the Securities Act based upon the average of the high and low prices for the Common Stock on January 26, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Dwango North America Corp. (the “Registrant”) hereby incorporates by reference the documents listed below and any future filings the Registrant makes with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) until this offering has been completed:

1.

The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (the “Form 10-KSB”), including Amendment No. 1 to the Form 10-KSB filed with the SEC on August 9, 2004 and Amendment No. 2 to the Form 10-KSB filed with the SEC on August 12, 2004;

2.

The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 (the “ First Quarter Form 10-QSB”), including Amendment No. 1 to the First Quarter Form 10-QSB filed with the SEC on June 14, 2004 and Amendment No. 2 to the First Quarter Form 10-QSB filed with the SEC on August 26, 2004;

3.	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed with the SEC on August 20, 2004;

4.	The Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, filed with the SEC on November 19, 2004;

5.	The Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the SEC on January 30, 2004;

6.	The Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the SEC on February 19, 2004 ;

7.	The Registrant’s Current Report on Form 8-K (Date of Report: February 19, 2004) filed with the SEC on March 10, 2004;

8.	The Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the SEC on March 29, 2004;

9.	The Registrant’s Current Report on Form 8-K (Date of Report: March 22, 2004) filed with the SEC on April 6, 2004;

10.	The Registrant’s Current Report on Form 8-K (Date of Report: June 1, 2004) filed with the SEC on June 3, 2004;

11.	The Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the SEC on June 21, 2004;
12.	The Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the SEC on July 8, 2004;

13.	The Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the SEC on August 5, 2004;

14.	The Registrant’s Current Report on Form 8-K (Date of Report: August 25, 2004) filed with the SEC on August 31, 2004;

15.	The Registrant’s Current Report on Form 8-K (Date of Report: September 7, 2004) filed with the SEC on September 13, 2004;

16.	The Registrant’s Current Report on Form 8-K (Date of Report: October 5, 2004) filed with the SEC on October 6, 2004;

17.	The Registrant’s Current Report on Form 8-K (Date of Report: October 22, 2004) filed with the SEC on October 28, 2004;

18.	The Registrant’s Current Report on Form 8-K (Date of Report: November 18, 2004) filed with the SEC on November 24, 2004;

19.	The Registrant’s Current Report on Form 8-K (Date of Report: November 29, 2004) filed with the SEC on December 3, 2004;

20.	The Registrant’s Current Report on Form 8-K (Date of Report: December 14, 2004) filed with the SEC on December 17, 2004, including Amendment No. 1 thereto filed with the SEC on December 27, 2004;

21.	The Registrant’s Current Report on Form 8-K (Date of Report: January 12, 2005) filed with the SEC on January 18, 2005; and

22.

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on December 30, 2003, including any amendment(s) or report(s) filed for the purpose of updating such description.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the common stock offered hereby will be passed upon for the Registrant by Moomjian & Waite, LLP, Jericho, New York. Gary T. Moomjian, a partner of Moomjian & Waite, LLP, currently owns 74,273 shares of common stock of the Registrant and options to purchase 54,903 shares of common stock of the Registrant.

Item 6.  Indemnification of Officers and Directors.

The Registrant’s articles of incorporation provide that the Registrant will indemnify any person who is or was a director, officer, employee, agent or fiduciary of the Registrant to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, the Registrant’s bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

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Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Set forth below are all exhibits to the Registration Statement:

Number	Description

4.1	Dwango North America Corp. 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-KSB filed with the SEC on April 15, 2004)

5.1	Opinion of Moomjian & Waite, LLP

23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed herewith as Exhibit 5.1.)

23.2	Consent of Eisner LLP

24	Power of Attorney (included on signature page hereto)

Item 9.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that it will:

(1)    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a)    include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)    reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)    include any additional or changed material information on the plan of distribution;

provided, however, the undertakings set forth in clauses (1)(a) and (1)(b) above shall not apply if the information required to be included in a post-effective amendment by such clauses is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act;

(2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

[Remainder of Page Intentionally Left Blank]

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington on this 27th day of January, 2005.

DWANGO NORTH AMERICA CORP.

By:	/s/ Rick J. Hennessey

Rick J. Hennessey President and Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Rick J. Hennessey and J. Paul Quinn, and each of them, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable Dwango North America Corp. to comply with the Securities Act, as amended, and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick J. Hennesey	Director and Chief Executive Officer	January 27, 2005
Rick J. Hennessey	(Principal Executive Officer)

/s/ Paul Quinn	Chief Financial Officer	January 27, 2005
J. Paul Quinn	(Principal Financial and Accounting Officer)

/s/ Alexander U. Conrad	Director	January 27, 2005
Alexander U. Conrad

/s/ L. Derrick Ashcroft	Director	January 27, 2005
L. Derrick Ashcroft

/s/ Paul Eibeler	Director	January 27, 2005
Paul Eibeler

Vishal Bhutani	Director	January 27, 2005

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DWANGO NORTH AMERICA CORP.

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

Number	Description

4.1	Dwango North America Corp. 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-KSB filed with the SEC on April 15, 2004)

5.1	Opinion of Moomjian & Waite, LLP

23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed herewith as Exhibit 5.1.)

23.2	Consent of Eisner LLP

24	Power of Attorney (included on signature page hereto)